Exhibit 99.1
Exagen Inc. Announces $27.2 Million Debt Refinancing

October 25, 2021

SAN DIEGO, CA – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, announced today that it entered into an amendment to its loan and security agreement with its primary lender, an affiliate of Innovatus Capital Partners, LLC (“Innovatus”). The amended agreement provides a $27.2 million, 5-year term loan at 8.0% interest, of which 2.0% is paid in-kind in the form of additional term loans. Additional information regarding the amendment is available in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2021.
“Innovatus has been a great partner to Exagen and we are excited about extending our relationship,” said Ron Rocca, President and Chief Executive Officer of Exagen.
“We are delighted to continue our support of Exagen in its pursuit of transforming the care for patients suffering from chronic autoimmune diseases,” said Claes Ekstrom, Managing Director at Innovatus. “We look forward to supporting the outstanding team at Exagen in their mission to improve patient outcomes and lower healthcare costs.”
About Exagen
Exagen is dedicated to transforming the care continuum for patients suffering from debilitating and chronic autoimmune diseases by enabling timely differential diagnosis and optimizing therapeutic intervention. Exagen has developed and is commercializing a portfolio of innovative testing products under its AVISE® brand, several of which are based on our proprietary Cell-Bound Complement Activation Products, or CB-CAPs, technology. Exagen’s goal is to enable providers to improve care for patients through the differential diagnosis, prognosis and monitoring of complex autoimmune and autoimmune-related diseases, including rheumatoid arthritis and lupus. For more information, please visit www.Exagen.com.
Innovatus Capital Partners, LLC
Innovatus Capital Partners, LLC, is an independent adviser and portfolio management firm with approximately $1.6B in assets under management. Innovatus adheres to an investment strategy that identifies disruptive and growth opportunities across multiple asset categories with a unifying theme of capital preservation, income generation, and upside optionality. The firm has a dedicated team of life sciences investment professionals with deep experience in healthcare, including life sciences. Innovatus and its principals have significant experience providing debt financing to medical device, diagnostics, and biotechnology companies that address unmet medical needs, improve patient outcomes, and reduce overall healthcare expenditures. Further information can be found at www.innovatuscp.com.
Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding Exagen’s goals and strategies, the potential utility and effectiveness of, and demand for, Exagen’s services and testing solutions, Exagen’s potential growth and expansion, Exagen’s continued relationship with Innovatus, and management’s and Innovatus’s views and expectations of the same.  The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: the COVID-19 pandemic may continue to adversely affect our business, financial condition and results of operations, including as a result of shutdowns of our facilities and operations as well as those of our suppliers and courier services, impeding patient movement and interruptions to healthcare services causing a decrease in test volumes, disruptions to the supply chain of material needed for our tests, our sales and commercialization activities and our ability to receive specimens and perform or deliver the results from our tests, delays in ongoing and planned clinical trials involving our tests; the company’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products and promoted therapeutics among rheumatologists, patients, third-party payers and others in the medical community; the company’s ability to successfully execute on its business strategies, including its strategy of integrating the promotion of its existing and future proprietary testing products with the promotion of therapeutics; third party payers not providing coverage and adequate reimbursement for the company’s testing products or promoted therapeutics; the company’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting the company’s business; and other risks described in the company’s prior press releases and the company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations
Exagen Inc.
Ryan Douglas
rdouglas@exagen.com
760.560.1525

Company
Exagen Inc.
Kamal Adawi
kadawi@exagen.com
760.477.5514